Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $250,000	Dated as of October 20, 2026

Iris Acquisition Corp II, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Harraden Circle Investors LP, Harraden Circle Concentrated LP and Harraden Circle Special Opportunities LP or their registered assigns or successors in interest (collectively the “Payee”), or order, the principal sum of up to Two Hundred and Fifty Thousand Dollars ($250,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note and the Additional Return (as described below) shall be payable by the Maker on the date on which Maker consummates an initial business combination (a “Business Combination”). In the event a Business Combination is consummated (i) on or before December 31, 2027, Maker shall pay Payee, in addition to the Principal Amount, an amount equal to 150% of the Principal Amount of this Note or (ii) after December 31, 2027, Maker shall pay Payee, in addition to the Principal Amount, an amount equal to 250% of the Principal Amount of this Note (either such payment, the “Additional Return”). For the avoidance of doubt, the Additional Return is contingent on completion of a Business Combination and in consideration of the risk that a Business Combination is not completed and sufficient funds are not available to pay Payee. Notwithstanding anything to the contrary herein, the full payment (principal plus the Additional Return) shall be paid in a single lump sum at, and conditioned upon, the closing of a Business Combination, with no partial or installment payments permitted. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. Notwithstanding any other provision hereof, if the Maker liquidates, dissolves, or winds up, or its Business Combination deadline expires, in either case without consummating a Business Combination, then, upon the occurrence of such event, the Principal Amount shall be paid to the Payee solely from, and only to the extent of, any funds and assets of the Maker held outside of the Trust Account (as defined in Section 12),

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to Two Hundred and Fifty Thousand Dollars ($250,000) in aggregate for costs and expenses reasonably related to Maker’s working capital needs prior to the consummation of the Business Combination. The Payee shall make available $250,000 at signing of this promissory note (the breakdown of payments as between the entities is described in the Appendix). The principal of this Note may be drawn down from time to time prior to the earlier of: (i) December 31, 2027 or (ii) Maker’s completion of a Business Combination. Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Two Hundred and Fifty Thousand Dollars ($250,000). Notwithstanding the foregoing, Payee shall have no obligation to fund any Drawdown Request if (i) an Event of Default has occurred and is continuing, (ii) the drawdown period has expired, or (iii) Maker has publicly announced or resolved to liquidate, dissolve or wind up. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note and the Additional Return.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount or Additional Return due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, restructuring officer (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and Additional Return, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note and Additional Return, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Payee hereby acknowledges has read the Prospectus, dated February 2, 2026, of Maker and understands that Maker has established the Trust Account, initially in an amount of $150,000,000 (without giving effect to any exercise of the underwriter’s over-allotment option) for the benefit of the Maker’s public shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, Maker may disburse monies from the Trust Account only (i) to the public shareholders in the event they elect to redeem public shares in connection with the consummation of a Business Combination, (ii) to the public shareholders in the event they elect to redeem their public shares in connection with a shareholder vote to amend Maker’s amended and restated memorandum and articles of association (the “Charter Documents”) to modify the substance and timing of Maker’s obligation to redeem 100% of the public shares if Maker does not complete its initial Business Combination within the time period set forth in the Charter Documents (as such may be amended from time to time), (iii) to the public shareholders if Maker fails to consummate a Business Combination within the time period set forth in the Charter Documents, or (iv) to Maker after or concurrently with the consummation of a Business Combination and (b) for and in consideration of Maker entering into this Note, Payee agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, this Note and will not seek recourse against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the Payee may assign this Note to its affiliates or managed funds.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

IRIS ACQUISITION CORP II

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	CEO

HARRADEN CIRCLE INVESTORS LP

By:	/s/ Frederick V. Fortmiller Jr.
Name:	Frederick V. Fortmiller Jr.
Title:	CIO

HARRADEN CIRCLE CONCENTRATED LP

By:	/s/ Frederick V. Fortmiller Jr.
Name:	Frederick V. Fortmiller Jr.
Title:	CIO

HARRADEN CIRCLE SPECIAL OPPORTUNITIES LP

By:	/s/ Frederick V. Fortmiller Jr.
Name:	Frederick V. Fortmiller Jr.
Title:	CIO

[Signature page to IPO Promissory Note]

APPENDIX – CONTRIBUTION BREAKDOWN BY EACH PAYEE

Total
Contribution by each Payee	250,000
Harraden Circle Investors LP	162,500
Harraden Circle Concentrated LP	27,500
Harraden Circle Special Opportunities LP	60,000

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